CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Experts" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A) (No. 333-00641) of the TIP Funds of our report dated November 10, 2000, included in the 2000 annual reports to shareholders.


                                                /s/Ernst & Young LLP

Philadelphia, Pennsylvania
January 26, 2001